      As Filed with the Securities and Exchange Commission on September 17, 2001
                                                   Registration No. 333-________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                -----------------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      Under

                           THE SECURITIES ACT OF 1933

                               ------------------

                                    TIVO INC.

             (Exact name of Registrant as specified in its charter)



           Delaware                                             77-0463167
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

                               ------------------

                                2160 Gold Street

                                  P.O. Box 2160

                            Alviso, California 95002

           (Address of Principal Executive Offices including Zip Code)

                      TIVO INC. 1999 EQUITY INCENTIVE PLAN

            TIVO INC. 1999 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

                   TIVO INC. 1999 EMPLOYEE STOCK PURCHASE PLAN

                            (Full title of the Plans)

                               ------------------

        Michael Ramsay                                      Copy to:
      President and Chief                           Alan C. Mendelson, Esq.
       Executive Officer                                Latham & Watkins
           TiVo Inc.                                 135 Commonwealth Drive
2160 Gold Street, P.O. Box 2160                   Menlo Park, California 94025
   Alviso, California 95002                              (650) 328-4600
        (408) 519-9100

              (Name and address, including zip code, and telephone
               number, including area code, of agent for service)

----------------------------------------------------------------------------------------------------------------------
                                                CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------
                                                     Amount of        Proposed           Proposed          Amount of
      Title of Securities to be Registered          Shares to be       Maximum            Maximum        Registration
                                                    Registered     Offering Price    Aggregate Offering       Fee
                                                       (1)            Per Share            Price
-------------------------------------------------- ------------- ----------------- -------------------- --------------
   Common Stock, $0.001 par value per share,
   issuable under the TiVo Inc. 1999 Equity
   Incentive Plan................................. 12,000,000          (2)           $114,978,560.60     $28,744.64
                                                                                           (3)
-------------------------------------------------- ------------- ----------------- -------------------- --------------
   Common Stock, $0.001 par value per share,
   issuable under the TiVo Inc. 1999
   Non-Employee Directors' Stock Option Plan......    300,000         $3.68(4)       $1,104,000.00(5)       $276.00
-------------------------------------------------- ------------- ----------------- -------------------- --------------
   Common Stock, $0.001 par value per share,
   issuable under the TiVo Inc. 1999 Employee
   Stock Purchase Plan............................    700,000         $3.68(6)          $2,576,000          $644.00
-------------------------------------------------- ------------- ----------------- -------------------- --------------
   Total.......................................... 13,000,000          ---           $118,658,560.60     $29,664.64
-------------------------------------------------- ------------- ----------------- -------------------- --------------


(1) This registration statement shall also cover any additional shares of common stock which become issuable under the TiVo Inc. 1999 Equity Incentive Plan, the TiVo Inc. 1999 Non-Employee Directors' Stock Option Plan, and the TiVo Inc. 1999 Employee Stock Purchase Plan (the "Plans"), by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of the Registrant's Common Stock.
(2) Estimated for the purpose of calculating the registration fee (i) pursuant to Rule 457(h) on the basis of a weighted average exercise price per share for 8,321,805 shares subject to options previously granted at $12.19 per share and (ii) pursuant to Rule 457(c) for the remaining 3,678,195 shares available for future grants based on the average high and low prices for the Registrant's common stock $3.68 as reported on the Nasdaq National Market on September 17, 2001.
(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act.
(4) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) for the 300,000 shares registered hereunder (the average ($3.68) of the high ($4.30) and low ($3.05) prices for the Registrant's Common Stock reported by the Nasdaq National Market on September 17, 2001).
(5) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act.
(6) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) for the 700,000 shares registered hereunder (the average ($3.68) of the high ($4.30) and low ($3.05) prices for the Registrant's Common Stock reported by the Nasdaq National Market on September 17, 2001).
(7) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act.

      Proposed sales to take place as soon after the effective date of the Registration Statement as options granted under the Plans are exercised.
================================================================================

                      REGISTRATION OF ADDITIONAL SECURITIES

         TiVo Inc. (the "Registrant") filed with the Securities and Exchange Commission the following Registration Statement on Form S-8 relating to shares of the Registrant's common stock, par value $0.001 per share (the "Common Stock"), to be offered and sold under the Plans, and the contents of such prior Registration Statement are incorporated by reference in this Registration
Statement: Registration Statement on Form S-8 filed January 13, 2000 (File No. 333-94629). The Registrant is hereby registering an additional (i) 12,000,000 shares of Common Stock issuable under the Registrant's 1999 Equity Incentive Plan, (ii) 300,000 shares of Common Stock issuable under the Registrant's 1999 Non-Employee Directors' Stock Option Plan, and (iii) 700,000 shares of Common Stock issuable under the Registrant's 1999 Employee Stock Purchase Plan.

Item 8. Exhibits

        See Index to Exhibits on Page 4.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alviso, State of California, on this 17 day of September, 2001.

                                        TIVO INC.,
                                        a Delaware corporation

                                        By: /s/ Michael Ramsay
                                           -------------------
                                           Michael Ramsay
                                           President and Chief Executive Officer


                                POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Michael Ramsay and David H. Courtney each or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                                Title                                                Date

/s/ Michael Ramsay                       President, Chief Executive Officer and Chairman of   September 17, 2001
------------------------------------     the Board (Principal Executive Officer)
Michael Ramsay

/s/ David H. Courtney                    Senior Vice President of Finance and                 September 17, 2001
------------------------------------     Administration and Chief Financial Officer
David H. Courtney                        (Principal Financial and Accounting Officer)


/s/ James Barton                         Senior Vice President of Research and Development,   September 17, 2001
------------------------------------     Chief Technical Officer and Director
James Barton

/s/ Geoffrey Y. Yang                     Director                                             September 17, 2001
------------------------------------
Geoffrey Y. Yang

/s/ Stewart Alsop                        Director                                             September 17, 2001
------------------------------------
Stewart Alsop

/s/ Randy Komisar                        Director                                             September  17, 2001
---------------------------
Randy Komisar

                                         Director
------------------------------------
Michael Homer

/s/ Larry N. Chapman                     Director                                             September 17, 2001
------------------------------------
Larry N. Chapman

                                         Director
------------------------------------
Jan P. Oosterveld

/s/ John S. Hendricks                    Director                                             September 17, 2001
------------------------------------
John S. Hendricks

                                         Director
------------------------------------
David Zaslav

                                INDEX TO EXHIBITS

  5.1     Opinion of Latham & Watkins.

  23.1    Consent of Latham & Watkins (included in Exhibit 5.1 hereto).

  23.2    Consent of Independent Accountants.

  24.1    Power of Attorney (included on page 2 of this Registration Statement).